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[LOGO] KPMG PEAT MARWICK LLP                                         EXHIBIT 15

       One Biscayne Tower        Telephone 305-358-2300     Telefax 305-577-0544
       Suite 2900
       2 South Biscayne Boulevard
       Miami, FL  33131






Ryder System, Inc.
Miami, Florida


Ladies and Gentlemen:

Re: Form S-8 Registration Statement for the Ryder System, Inc. 1995 Stock Incentive Plan

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated April 20, 1995 and July 24, 1995, related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                        Very truly yours,


                                        KPMG Peat Marwick LLP



Miami, Florida
August 21, 1995